UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
April 6, 2007
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
Commission File No. 0-28930
ROADHOUSE GRILL, INC.
(Exact Name Of Registrant As Specified In Its Charter)

Florida (State Or Other Jurisdiction Of Incorporation Or Organization)	65-0367604 (IRS Employer Identification No.)
2703-A Gateway Drive
Pompano Beach, Florida 33069
(Address Of Principal Executive Offices)
(954) 957-2600
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation.
     On April 6, 2007, Duffy’s Holdings, Inc., a Florida corporation (“Duffy’s”), RHG Acquisition Corporation, a Florida corporation and a wholly owned subsidiary of Duffy’s (“Buyer”), Roadhouse Grill, Inc., a Florida corporation (“Roadhouse”), Berjaya Group (Cayman) Limited, a corporation organized under the laws of the Cayman Islands (“Berjaya Cayman”), Prime Gaming Philippines, Inc., a corporation organized under the laws of the Philippines (“Prime”, and, together with Berjaya Cayman, “Berjaya”), Tonto Capital Partners, GP, a general partnership organized in the State of Delaware (“Tonto”) and controlled by Ayman Sabi (“Sabi”), Roadhouse’s President and CEO, and Steven Saterbo, an individual (“Saterbo”) (Berjaya, Tonto, and Saterbo are collectively referred to herein as the “Selling Shareholders”) entered into an Agreement (the “Agreement”) pursuant to which Buyer will purchase from the Selling Shareholders an aggregate 24,996,342 shares (the “Shares”) of Roadhouse’s outstanding common stock, constituting 85.5% of Roadhouse’s outstanding common stock (the “Stock Purchase”). Duffy’s has guaranteed the obligations of the Buyer under the terms of the Agreement. A copy of the Agreement is attached as Exhibit 2.1 hereto and is incorporated herein by reference.
     Pursuant to the Agreement, Buyer will purchase the Shares from the Selling Shareholders for $0.32 per share, or an aggregate of $7,998,829.44, which will consist of $1,000,000 of cash and a promissory note in the principal amount of $6,998,829.44 (the “Selling Shareholder Note”). The cash portion and the portion of the consideration payable to the Selling Shareholders that is represented by the Selling Shareholder Note is subject to certain additions or reductions, as more particularly set forth in the Agreement. Further, the Selling Shareholders will be entitled to receive additional consideration under certain circumstances (all as more particularly set forth in the Agreement), provided, however, that the Selling Shareholders will receive no more than $0.46 per share for their shares under any circumstances.
     The Selling Shareholder Note will be an unsecured obligation and will bear interest at the rate of 8% per annum. Interest will be payable quarterly, and principal will be due on the date that is two years after the closing of the Stock Purchase. A copy of the Selling Shareholder Note to be issued to the Selling Shareholders at the closing of the Stock Purchase is attached hereto as Exhibit 2.2 hereto and is incorporated herein by reference.
     In connection with the Stock Purchase, Berjaya Cayman, which is currently a senior lender to Roadhouse and was owed approximately $8.0 million at February 25, 2007, including accrued but unpaid interest (the “Berjaya Loan”), has agreed to modify its loans (the “Berjaya Loan Restructuring”). Under the Agreement, at the closing of the Stock Purchase, the Berjaya Loan will be reduced to an amount that when added to Roadhouse’s outstanding debt will not exceed $10 million, all as more particularly set forth in the Agreement. Had the closing of the Stock Purchase taken place on February 25, 2007, the Berjaya Loan would have been reduced to approximately $4,143,000.

     The restructured Berjaya Loan will be an unsecured loan and will bear interest at the rate of 8% per annum. For the first two years, interest will be payable quarterly. Thereafter, for three years, the principal (along with accrued but unpaid interest) will be paid in 12 consecutive quarterly payments. A copy of the promissory note to be issued to Berjaya Cayman at the closing of the Berjaya Loan Restructuring is attached hereto as Exhibit 2.3 hereto and is incorporated herein by reference. Pursuant to the Agreement, Berjaya Cayman will also be entitled to additional consideration of up to approximately $500,000 under certain circumstances.
     Further, as part of the Stock Purchase, Roadhouse will transfer to Berjaya Cayman certain Roadhouse trademarks and intellectual property for the Asia/Pacific region (excluding New Zealand and Australia) and the Middle East (the “Berjaya IP Transfer”). The parties have agreed that the purchase price for these assets will be $2 million, and that such purchase price will be funded from a portion of the senior debt that Berjaya Cayman is agreeing to forgive as part of the Stock Purchase.
     The closing of the Stock Purchase, including the Berjaya Loan Restructuring and the Berjaya IP Transfer, is subject to various closing conditions, all as more particularly set forth in the Agreement, including Roadhouse filing certain delinquent annual and quarterly filings with the U.S. Securities and Exchange Commission (“SEC”) and thereafter Roadhouse filing a Form 15 with the SEC deregistering the Company’s common stock under the Securities Exchange Act of 1934. Roadhouse is eligible to deregister by filing a Form 15 because it has fewer than 300 holders of record of its common stock.
     Additionally, at the closing of the Stock Purchase, Buyer will infuse $11 million into Roadhouse, $9 million of which shall be infused as an equity contribution and $2 million of which shall be infused as a loan. These funds will be used by Roadhouse to pay certain obligations of Roadhouse due to taxing authorities, to fund costs relating to the transactions contemplated by the Agreement and to fund the cash required to purchase the shares of common stock owned by the Roadhouse minority shareholders (the “Minority Shareholders”), who together own approximately 14.5% of Roadhouse’s outstanding common stock, as more particularly described below.
     Further, Buyer has agreed that following the closing of the Stock Purchase, it will, as the holder of more than 80% of Roadhouse’s common stock, effect a short-form merger (the “Short-Form Merger”) with and into Roadhouse under Section 607.1104 of the Florida Statutes. In the Short-Form Merger, the shares of Roadhouse common stock owned by the Minority Shareholders will be converted into the right to receive $0.46 per share in cash (without interest).
     The Agreement has been approved by Roadhouse’s Board of Directors. Further, Roadhouse’s Board of Directors has determined that the transactions contemplated by the Agreement, including the Short Form Merger, are in the best interest of Roadhouse and its shareholders. Neither the Short-Form Merger nor any of the transactions contemplated by the Agreement require approval by Roadhouse’s shareholders, including the Minority Shareholders.
     Finally, at the closing of the Stock Purchase, Buyer intends to enter into a consulting agreement with Sabi with respect to certain matters, all as more particularly set forth in the Agreement.

     While there can be no assurance, the closing of the transactions contemplated by the Agreement is expected to close in the next 60 days.
Item 8.01 Other Events
     In connection with the execution of the Agreement, Roadhouse and Duffy’s have jointly issued a press release, which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(c) Exhibits

2.1	Agreement dated April 6, 2007, by and among Berjaya Group (Cayman) Limited, Prime Gaming Philippines, Inc., Steve Saterbo, Tonto Capital Partners, GP, Roadhouse Grill, Inc., RHG Acquisition Corporation, and Duffy’s Holdings, Inc.

2.2	Form of Selling Shareholder Note

2.3	Form of Restructured Berjaya Note

2.4	Form of Bill of Sale to be issued in connection with the Berjaya IP Sale

99.1	Press release issued by Duffy’s Holdings, Inc. and Roadhouse Grill, Inc. dated April 9, 2007

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ROADHOUSE GRILL, INC.
By:	/s/ Ayman Sabi
President and Chief Executive Officer

Dated: April 10, 2007

INDEX OF EXHIBITS

2.1	Agreement dated April 6, 2007, by and among Berjaya Group (Cayman) Limited, Prime Gaming Philippines, Inc., Steve Saterbo, Tonto Capital Partners, GP, Roadhouse Grill, Inc., RHG Acquisition Corporation, and Duffy’s Holdings, Inc.

2.2	Form of Selling Shareholder Note

2.3	Form of Restructured Berjaya Note

2.4	Form of Bill of Sale to be issued in connection with the Berjaya IP Sale

99.1	Press release issued by Duffy’s Holdings, Inc. and Roadhouse Grill, Inc. dated April 9, 2007